                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            DEVON HOLDCO CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                  73-1620718
--------------------------------------------------------------------------------
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

                          20 NORTH BROADWAY, SUITE 1500
                       OKLAHOMA CITY, OKLAHOMA 73102-8260
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]


Securities Act registration statement file number to which this form relates:
333-68694-01

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                                    Name of Each Exchange on Which
        to be so Registered                                     Each Class is to be Registered
        -------------------                                     ------------------------------
Common Stock, par value $0.10 per share
  (including the related preferred stock purchase rights)           American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         A complete description of the common stock (including the related preferred stock purchase rights) of the Registrant is contained (i) under the caption "COMPARISON OF THE RIGHTS OF MITCHELL AND DEVON STOCKHOLDERS" in the Joint Proxy Statement/Prospectus (the "Joint Proxy Statement/Prospectus") forming a part of the Form S-4 Registration Statement, as amended (File Nos. 333-68694 and 333-68694-01), filed by the Registrant and Devon Energy Corporation, a Delaware corporation ("Devon"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") and (ii) in the Form S-3 Registration Statement (File No. 333-50034) filed by Devon on December 15, 2000. Such descriptions are hereby incorporated by reference.

         If the alternate structure described in the Joint Proxy Statement/Prospectus is used to complete the acquisition by Devon whose shares of common stock (including the related preferred stock purchase rights) are registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of Mitchell Energy & Development Corp., a Texas corporation ("Mitchell"), whose shares of common stock are registered under
Section 12(b) of the Exchange Act, (1) a wholly owned subsidiary of the Registrant will merge (the "Devon Merger") with and into Devon, with Devon being the surviving corporation of the Devon Merger and a wholly owned subsidiary of the Registrant, and (2) a different wholly owned subsidiary of the Registrant will merge (the "Mitchell Merger" and, together with the Devon Merger, the "Alternate Mergers") with and into Mitchell, with Mitchell being the surviving corporation of the Mitchell Merger and a wholly owned subsidiary of Registrant. The Devon Merger will be effected pursuant to a Certificate of Merger that will be filed with the Secretary of State of the State of Delaware (the "Certificate of Merger"). The Mitchell Merger will be effected pursuant to Articles of Merger that will be filed with the Texas Secretary of State (the "Articles of Merger"). The stockholders of Devon are being asked to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of August 13, 2001 (the "Merger Agreement"), among Devon, Mitchell and certain other parties at a special meeting of stockholders to be held on January 24, 2002. The stockholders of Mitchell are being asked to approve the Merger Agreement at a special meeting of stockholders to be held on January 24, 2002. By virtue of the Devon Merger, each issued and outstanding share of Devon common stock and special voting stock, other than shares owned by Devon, Mitchell and their respective subsidiaries, will be converted into one share of the Registrant's common stock and special voting stock, respectively. By virtue of the Mitchell Merger, each issued and outstanding share of Mitchell common stock, other than shares held by Devon, Mitchell or their respective subsidiaries or shares held by Mitchell stockholders who validly perfect their dissenters' rights under Texas law, will be converted into 0.585 of a share of the Registrant's common stock and the right to receive $31.00 in cash.

         The Registrant's common stock (including the related preferred stock purchase rights) will become registered under Section 12(b) of the Exchange Act as of the later of the filing of this Form 8-A with the Securities and Exchange Commission or the receipt by the Securities and Exchange Commission of certification from the American Stock Exchange. If the Alternate Mergers are consummated, the Registrant intends to assume the registration statements filed by Devon prior to the Alternate Mergers under the Securities Act and all reports filed by Devon prior to the Alternate Mergers under the Exchange Act. Immediately following the completion of the Alternate Mergers, the Registrant will change its name to Devon Energy Corporation.

         If the Alternate Mergers are not used to complete the transactions contemplated by the Merger Agreement, the Registrant will issue no securities, and this Form 8-A will be immediately withdrawn.


ITEM 2. EXHIBITS

         A list of exhibits filed herewith or incorporated herein by reference is set forth on the Index to Exhibits which is incorporated herein by reference.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:    January 22, 2002

                                               DEVON HOLDCO CORPORATION


                                               By: /s/ DUKE R. LIGON
                                                  -----------------------------
                                               Name:   Duke R. Ligon
                                               Title:  Senior Vice President

                                INDEX TO EXHIBITS



Exhibit
Number         Description
-------        -----------
1.1            Form of Devon Holdco Corporation stock certificate (incorporated by reference to Exhibit 4.2 to the Devon Energy Corporation
               ("Devon") and Devon Holdco Corporation ("Holdco") Registration
               Statement on Form S-4 (File Nos. 333-68694 and 333-68694-01) (the
               "Form S-4")).

3.1 Certificate of Incorporation of Holdco (incorporated by reference to Exhibit 3.3 to the Form S-4).

3.2 Bylaws of Holdco (incorporated by reference to Exhibit 3.4 to the Form S-4).

3.3 Restated Certificate of Incorporation of Devon (incorporated by reference to Exhibit 3 to Devon's Current Report on Form 8-K filed with the Commission on August 18, 1999), which will become the basis for the Amended and Restated Certificate of Incorporation of Holdco following the Alternate Mergers.

3.4 Amended and Restated Bylaws of Devon (incorporated by reference to Exhibit 3.2 to Devon's definitive proxy statement for a special meeting of stockholders filed with the Commission on July
               21, 2000).

3.5 Form of Rights Agreement to be entered into between Holdco and EquiServe Trust Company, N.A., including the form of rights certificate.